Stitch Fix Provides Business Update in Response to COVID-19 Pandemic

SAN FRANCISCO, April 8, 2020 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, today announced that it is withdrawing its business outlook for the third quarter and fiscal year 2020 previously provided in its shareholder letter on March 9, 2020, due to the increasing uncertainty resulting from the COVID-19 pandemic.
Stitch Fix previously announced on March 20, 2020 that it had temporarily closed two of its distribution centers in South San Francisco, California and Bethlehem, Pennsylvania, to comply with local public health orders. The company has continued to ship products through distribution centers across the United States, with significantly increased health and safety precautions as outlined by government and public health guidelines such as those recommended by the CDC and at substantially limited capacity.
Katrina Lake, founder and CEO, Stitch Fix, said, “The rapid proliferation of COVID-19 worldwide has had an unprecedented effect on our daily lives. While we anticipated our business would be impacted, we did not have visibility into the extent to which it would disrupt our distribution centers. At this time, with significant constraints on our operations, we feel it is prudent to withdraw our previously issued third quarter and fiscal year 2020 guidance. Even with this challenging macroeconomic climate, we believe our business remains well positioned to succeed long term. Stitch Fix has been cash flow positive since 2014 with a long history of strong unit economics. We believe this foundation, and our unique personalization capabilities, coupled with a convenient at-home model that offers an obvious advantage in the new reality and positive momentum on Direct Buy effectively positions us for the future.”
Conference Call and Webcast Information
Katrina Lake, founder and Chief Executive Officer, Mike Smith, President, Chief Operating Officer and interim Chief Financial Officer, and Elizabeth Spaulding, President will host a conference call and webcast at 2:00 p.m. Pacific time/5:00 p.m. Eastern time today to discuss this update. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing (800) 458-4121 in the U.S. or (786) 789-4772 internationally, using conference code 2732664.
A telephonic replay will be available through Wednesday, April 22, 2020, at (888) 203-1112 or (719) 457-0820, passcode 2732664. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.

About Stitch Fix, Inc.
Stitch Fix is an online personal styling service that is reinventing the shopping experience by delivering one-to-one personalization to our clients through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO Katrina Lake. Since then, we've helped millions of women, men, and kids discover and buy what they love through personalized selections of apparel, shoes, and accessories, curated by Stitch Fix stylists and algorithms. For more information about Stitch Fix, please visit https://www.stitchfix.com.

Forward-Looking Statements
This press release and related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding Stitch Fix’s future financial performance; plans for operating distribution centers, managing inventory, and serving clients; the impact of COVID-19 and related health orders on our operations and consumer behavior; the company’s long-term ability to deliver services; market trends, growth, and opportunity; profitability; competition; the timing and success of expansions to our offering and penetration of our target markets; the success and momentum of our direct-buy functionality; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize; our plans to continue to roll out new features to extend our personalization platform and drive an even stronger personalized eCommerce model; and our plans related to client acquisition, engagement, and retention, including any impact on our costs and margins and our ability to determine optimal marketing and advertising methods. These statements involve substantial risks and uncertainties, including those described in the filings we make with the Securities and Exchange Commission ("SEC"). Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled "Risk Factors" in our Quarterly Report on Form 10-Q for the fiscal quarter ended February 1, 2020. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management's beliefs and assumptions only as of the date such statements are made.

Contact:
David Pearce
IR@stitchfix.com